DISTRIBUTION AGREEMENT
                        between
                  The Grand Prix Fund
                          and
           T.O. Richardson Securities, Inc.


     THIS AGREEMENT is made effective as of the 15th day of June, 1999, by and between The Grand Prix Fund, a Maryland Corporation (the "Fund") and T.O. Richardson
Securities, a corporation organized and existing under the laws of the State of Connecticut ("TORS").

     WHEREAS the Fund is registered under the Investment Company Act of 1940, as amended (the "1940
Act"), as an open-end management investment company, and will register one or more distinct series of shares of beneficial interest ("Shares") for sale to the public under the Securities Act of 1933, as amended
(the "1933 Act"), and will qualify its shares for sale to the public under various state securities laws; and

     WHEREAS, TORS is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended
(the "1934 Act") and under each state's securities laws, and is also a member of the National Association of Securities Dealers, Inc. (the "NASD"); and

     WHEREAS the Fund desires to retain TORS as principal underwriter and national distributor in connection with the offering and sale of the Shares of each series listed on Schedule A (as amended from time to time) to this Agreement and TORS is willing to act as principal underwriter and national distributor for the Fund on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

     1. Appointment. The Fund hereby appoints TORS as its agent to be the principal underwriter and national distributor of its Shares and to hold itself out as available to receive and accept orders for the purchase and redemption of the Shares on behalf of the Fund, subject to the terms and for the period set forth in this Agreement. TORS hereby accepts such appointment and agrees to act hereunder. The Fund understands that any solicitation activities conducted on behalf of the Fund will be conducted primarily by employees of the Fund's sponsor who shall become registered representatives of TORS.

     2.  Services and Duties of TORS

     (a) TORS agrees to distribute Shares on a best efforts basis from time to time during the term of this Agreement as agent for the Fund and upon the terms described in the Registration Statement. As used in this Agreement, the term "Registration Statement" shall mean the currently effective registration statement of the Fund, and any supplements thereto, under the 1933
Act and the 1940 Act.

     (b) TORS, with the operational assistance of the Fund's transfer agent, will hold itself available to receive purchase and redemption orders satisfactory to T.O.R. for shares and will accept such orders on behalf of the Fund. Such purchase orders shall be deemed effective at the time and in the manner set forth in the Registration Statement.

     (c) TORS, with the operational assistance of the Fund's transfer agent, shall make Shares available through the National Securities Clearing Corporation's
Fund/SERV System.

     (d)  TORS and its registered personnel shall
provide to investors and potential investors only such information regarding the Fund as the Fund shall provide or approve. TORS shall review and file all proposed advertisements and sales literature with regulators, as appropriate, and consult with the Fund regarding any comments provided by regulators with respect to such materials.

     (e) The offering price of the Shares shall be the price determined in accordance with, and in the manner set forth in, the most-current Prospectus. The Fund shall make available to TORS a statement of each computation of net asset value and the details of entering into such computation.

     (f)  TORS in its sole discretion may repurchase
Shares offered for sale by the shareholders.
Repurchase of Shares by TORS shall be at the price determined in accordance with, and in the manner set forth in, the most current Prospectus. At the end of each business day, T.O.R shall notify, by any appropriate means, the Fund and its transfer agent of the orders for repurchase of Shares received by TORS since the last such report, the amount to be paid for such Shares, and the identity of the shareholders offering Shares for repurchase. The Fund reserves the right to suspend such repurchase right upon written notice to TORS. TORS further agrees to act as agent for the Fund to receive and transmit promptly to the Fund's transfer agent shareholder requests for redemption of Shares.

     (g)  TORS shall not be obligated to sell any
certain number of Shares.

     (h) TORS shall prepare reports for the Board regarding its activities under this Agreement as from time to time shall be reasonably requested by the Board.

     (i) TORS shall at all times during the term of this Agreement remain registered as a broker-dealer under the 1934 Act and with all 50 states, and shall also remain a member in good standing of the NASD.
TORS shall immediately notify the Fund in writing if it receives written notification that such registrations or membership have been temporarily or permanently suspended, limited or terminated.

     (j) TORS will serve as licensing/regulatory agent for employees and other personnel of the Fund's sponsor, Target Investors, Inc., who will be registered as TORS broker-dealer representatives.

     3.  Duties of the Fund.

     (a) The Fund shall keep TORS fully informed of its affairs and shall provide to TORS from time to time copies of all information, financial statements, and other papers that TORS may reasonably request for use in connection with the distribution of Shares, including, without limitation, certified copies of any financial statements prepared for the Fund by its independent public accountant and such reasonable number of copies of the most current Prospectus, Statement of Additional Information ("SAI"), and annual and interim reports as TORS may request, and the fund shall fully cooperate in the efforts of TORS to distribute and arrange for the distribution of Shares.

     (b)  The Fund shall maintain a currently effective
Registration Statement on Form N-1A with the Securities and Exchange Commission (the "SEC"), satisfy proper notice filing and fee payment provisions of applicable states and file such reports and other documents as may be required under applicable federal and state laws.
The Fund shall notify TORS in writing of the states in which the Shares may be sold and shall notify TORS in writing of any changes to such information. The Fund shall bear all expenses related to preparing and typesetting such Prospectuses, SAI and other materials required by law and such other expenses, including printing and mailing expenses, related to the Fund's communication with persons who are shareholders.

     (c) The Fund shall not use any advertisements or other sales materials that have not been (i) submitted to TORS for its review and approval, and (ii) if required, filed with the appropriate regulators.

     (d) The Fund represents and warrants that its Registration Statement and any advertisements and sales literature (excluding statements relating to TORS and the services it provides that are based upon written information furnished by TORS expressly for inclusion therein) of the Fund shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that all statements or information furnished to TORS pursuant to Section 3(a) hereof, shall be true and correct in all material respects.

     4.  Other Fund Operating Agreements.  The Fund and
TORS further agree that the Fund has entered into the Fund Administrative Servicing Agreement, Fund
Accounting Servicing Agreement, Transfer Agent
Servicing Agreement, Custodian Servicing Agreement and
Fulfillment Services Agreement with Firstar Mutual Fund
Services, LLC of Milwaukee, Wisconsin ("FMFS"), copies of which are in the hands of the parties hereto and to which reference may be had (which agreements are herein collectively referred to as the "Fund Operating
Agreements.")  The Fund agrees to maintain the Fund
Operating Agreements in effect during the term of this Agreement. The parties hereto agree that TORS is a third party beneficiary to the Fund Operating
Agreements and that portions of the duties and services to be provided by TORS hereunder can be performed by FMFS for TORS' and the Fund's benefit. The Fund shall be responsible for all amounts due under the Fund
Operating Agreements and TORS shall not be responsible for duplication of duties or services provided for in the Fund Operating Agreements or any fees or expenses thereunder.

     5. Other Broker-Dealers. TORS in its discretion shall enter into agreements to sell Shares to such registered and qualified retail dealers, as reasonably requested by the Fund. In making agreements with such dealers, TORS shall act only as principal and not as agent for the

Fund.  The form of any such dealer
agreement shall be mutually agreed upon and approved by the Fund and TORS.

     6. Withdrawal of Offering. The Fund reserves the right at any time to withdraw all offerings of any or all Shares by written notice to TORS at its principal office. No Shares shall be offered by either TORS or the Fund under any provisions of this Agreement and no orders for the purchase of Shares hereunder shall be accepted by the Fund if and so long as effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as a current prospectus as required by Section
5(b)(2) of the 1933 Act is not on file with the SEC.

     7.  Services Not Exclusive.  The services
furnished by TORS hereunder are not to be deemed exclusive. TORS shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. The Fund reserves the right to (i) sell Shares to investors on applications received and accepted by the Fund; (ii) issue Shares in connection with a merger, consolidation, or recapitalization of the Fund; (iii) issue additional Shares to holders of Shares; or (iv) issue Shares in connection with any offer of exchange permitted by Section 11 of the 1940 Act.

     8. Expenses of the Fund. The Fund shall bear all costs and expenses of registering the Shares with the SEC and state and other regulatory bodies, and shall assume expenses related to communications with shareholders of the Fund including, but not limited to,
(i) fees and disbursements of its counsel and independent public accountant; (ii) the preparation, filing, and printing of Registration Statements and/or
Prospectuses or SAIs; (iii) the preparation and mailing of annual and interim reports, Prospectuses, SAIs, and proxy materials to shareholders; (iv) such other expenses related to the communications with persons who are shareholders of the Fund; and (v) the qualifications of Shares for sale under the securities laws of such jurisdictions as shall be selected by the Fund pursuant to the Paragraph 3(b) hereof, and the costs and expenses, payable to each jurisdiction for continuing qualification therein. In addition, the Fund shall, bear all costs of preparing, printing, mailing, and filing any advertisements and sales literature. TORS does not assume responsibility for any expenses not assumed hereunder.

     9.  Compensation.  As compensation for the
services performed and the expenses assumed by TORS under this Agreement including, but not limited to, any commissions paid for sales of Shares, TORS shall be entitled to the fees and expenses set forth in Schedule
B to this Agreement which are payable promptly after the last day of each month. Such fees shall be paid to TORS by the Fund pursuant to its Rule 12b-1 plan or, if Rule 12b-1 payments are not sufficient to pay such fees and expenses, or if the Rule 12b-1 plan is discontinued, or if the Fund's sponsor, Target
Investors, Inc. otherwise determines that Rule 12b-1 fees shall not, in whole or in part, be used to pay
TORS, Target Investors, Inc. shall be responsible for the payment of the amount of such fees not covered by Rule 12b-1 payments. Target Investors, Inc. will arrange for the monthly payment to be paid directly from their advisory fee by Firstar's Fund
Administration and Compliance department or the fund's
12b-1 plan.

     10.  Status of TORS.  TORS is an independent
contractor and shall be agent of the Fund only with respect to the sale and redemption of Shares.

     11.  Indemnification.

     (a) The Fund agrees to indemnify, defend, and hold TORS, its officers, and directors, and any person who controls TORS within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, or liabilities, and expenses
(including the cost of investigating or defending such claims, demands, liabilities, and any counsel fees incurred in connection therewith) that TORS, its officers and directors, or any such controlling person may incur under the 1933 Act, or under common law or otherwise, arising out of or based upon any (i) alleged untrue statement of a material fact contained in the Registration Statement, Prospectus, SAI, or sales literature; (ii) alleged omission to state a material fact required to be stated in the Fund's registration statement or necessary to make the statements therein not misleading; or (iii) failure by the Fund to comply with the terms of the Agreement; provided, that in no event shall anything contained herein be so construed as to protect TORS against any liability to the Fund or its shareholders to which TORS would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations under this Agreement.

     (b) The Fund shall not be liable to TORS under this Agreement with respect to any claim made against TORS or any person indemnified unless TORS or other such person shall have notified the Fund in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon TORS or such other person (or after TORS or other person shall have received notice of service on any designated agent). However, failure to notify the Fund of any claim shall not relieve the Fund from any liability that it may have to TORS or any person against whom such action is brought otherwise than on account of this Agreement.

     (c) The Fund shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this Agreement. If the Fund elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Fund and satisfactory indemnified defendants in the suit whose consent shall not be unreasonably withheld. In the event that the Fund elects to assume the defense of any suit and retain counsel, the indemnified defendants shall bear the fees and expenses of any additional counsel retained by them. If the Fund does not elect to assume the defense of a suit, it will reimburse the indemnified defendants for the reasonable fees and expenses of any counsel retained by the indemnified defendants. The Fund agrees to promptly notify TORS of the commencement of any litigation or proceedings against it or any of its officers and directors in connection with the issuance or sale of any of its Shares.

     (d) TORS agrees to indemnify, defend, and hold the Fund, its officers and directors, and any person who controls the Fund within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities, and expenses
(including the cost of investigating or defending against such claims, demands or liabilities, and any counsel fees incurred in connection therewith) that the Fund, its directors and officers, or any such controlling person may incur under the 1933 Act, or under common law or otherwise, resulting from TORS' willful misfeasance, bad faith, or gross negligence in the performance of its obligations and duties under this Agreement, or arising out of or based upon any alleged untrue statement of a material fact contained in information furnished in writing by TORS to the Fund for use in the Registration Statement, Prospectus, or SAI arising out of or based upon any alleged omission to state a material fact in connection with such information required to be stated in any such document or necessary to make such information not misleading.

     (e) TORS shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if TORS elects to assume the defense, the defense shall be conducted by counsel chosen by TORS and satisfactory to the indemnified defendants whose approval shall not be unreasonably withheld. In the event that TORS elects to assume the defense of any suit and retain counsel, the defendants in the suit shall bear the fees and expenses of any additional counsel retained by them. If TORS does not elect to assume the defense of any suit, it will reimburse the indemnified defendants in the suit for the reasonable fees and expenses of any counsel retained by them.

     12.  Duration and Termination.

     (a) This Agreement shall become effective on the date first written above or such later date as indicated in Schedule A and, will continue in effect for a minimum of one year from the above written date.
Thereafter, if not terminated, this Agreement shall continue in effect for successive annual periods, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Fund's Board who are neither interested persons (as defined in the 1940 Act) of the Fund ("Independent
Trustees") or TORS cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Fund.

     (b) Notwithstanding the foregoing, this Agreement may be terminated in its entirety at any time, without the, payment of any penalty, by vote of the Board, by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding voting securities of the Fund on sixty days' written notice to TORS or by TORS at any time, without the payment of any penalty, on sixty days' written notice to the Fund. This
Agreement will automatically terminate in the event of its assignment.

     13. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought.
This Agreement may be amended with the approval of the Board or of a majority of the outstanding voting securities of the Fund; provided, that in either case, such amendment also shall be approved by a majority of the Independent trustees/directors.

     14.  Limitation of Liability.  The Board and
shareholders of the Fund shall not be personally liable for obligations of the Fund in connection with any matter arising from or in connection with this Agreement. This Agreement is not binding upon any trustee, officer, or shareholder of the Fund individually, and no such person shall be individually liable with respect to any action or inaction resulting from this Agreement.

     15. Notice. Any notice required or permitted to be given by either party to the other shall be deemed sufficient upon receipt in writing at the other party's principal offices.

     16.  Miscellaneous.  The captions in this
Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby. This
Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms
"majority of the outstanding voting securities,"
"interested person," and "assignment" shall have the same meaning as such terms have in the 1940 Act.

     17.  Governing Law.  This Agreement shall be
construed in accordance with the laws of the State of Connecticut and the 1940 Act (without regard, however, to the conflicts of law principles). To the extent that the applicable laws of the state of Connecticut conflict with the applicable provisions of the 1940
Act, the latter shall control.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated as of the day and year first above written.

Target Investors, Inc./Grand Prix Fund        T.O. Richardson Securities, Inc.

By: /s/ Robert Zuccaro                        By: /s/ Samuel Bailey, Jr.
   --------------------                           -----------------------
Print: Robert Zuccaro                         Print: Samuel Bailey, Jr.
     ------------------                            ----------------------
Title: President                              Title: President
     ------------------                            ----------------------
Date: June 15, 1999                           Date: June 15,1999
     ------------------                            ----------------------
Attest: Mary Jane Boyle                       Attest: Kathleen M. Russo
      -----------------                              --------------------

                      SCHEDULE A
                        to the
                DISTRIBUTION AGREEMENT
                        between
                  The Grand Prix Fund
                          and
           T.O. Richardson Securities, Inc.


     Pursuant to Section 1 of the Distribution
Agreement between The Grand Prix Fund ("Fund") and T.O.
Richardson Securities (`TORS"), the Fund hereby appoints TORS as its agent to be the principal underwriter of Fund with respect to its following series;

                  The Grand Prix Fund


     Dated:  June 15, 1999

                      AMENDMENT A


     The Grand Prix Fund (the "Trust") and T.O.
Richardson Securities, Inc. (TORS) further agree that the Trust has entered into the Fund Administration
Services Agreement, Fund Accounting Services Agreement,
Transfer Agent Agreement, Custodian Agreement and
Fulfillment Services Agreement with Firstar Mutual Fund
Service, LLC of Milwaukee, Wisconsin (FMFS) or an affiliate, copies of which are in the hands of the parties hereto and to which reference may be had (which agreements are herein collectively referred to as the "Trust Operating Agreements.") The Trust agrees to maintain the Trust Operating Agreements in effect during the term of this Agreement. The parties hereto agree that TORS is a third party beneficiary to the Trust Operating Agreements and that substantial portions of the duties and services to be provided by TORS, hereunder are to be performed by FMFS for TORS's and the Trust's benefit. The Trust shall be responsible for all amounts due under the Trust
Operating Agreements and TORS shall not be responsible for duplication of duties or services provided for in the Trust Operating Agreements or any fees or expenses thereunder. Furthermore, TORS has entered into an exclusive servicing agreement with FMFS. The minimum term for the distribution services with TORS is a one year period.

The Grand Prix Fund/Target Investors, Inc.    T.O. Richardson Securities, Inc.

By: /s/ Robert Zuccaro                        By: /s/ Samuel Bailey, Jr.
   ----------------------                        ---------------------------
Print: Robert Zuccaro                         Print: Samuel Bailey, Jr.
     -------------------                            ------------------------
Title: President                              Title: President
     -------------------                            ------------------------
Date: June 15, 1999                           Date: June 15, 1999
     -------------------                            ------------------------
Attest: /s/ Mary Jane Boyle                   Attest: /s/ Kathleen M. Russo
       ---------------------                         -----------------------

                      SCHEDULE B
                        to the
                DISTRIBUTION AGREEMENT
                        between
                  The Grand Prix Fund
                          and
           T.O. Richardson Securities, Inc.


     As compensation pursuant to Section 9 of the Distribution Agreement between The Grand Prix Fund
("Fund") and T.O. Richardson Securities, Inc. ("TORS"), the Fund shall pay to TORS the sum of:

     1. an annual fee of $15,000 for the first series of the Fund and $7,500 for each series or class thereafter or .01% (1 basis point) of the average daily net assets of each series, computed daily and paid monthly, whichever is greater;

     2. an annual compliance fee of $500 for each employee of the Fund's investment adviser who is designated by the Fund to become a series
          6 or series 7 registered representative of TORS (compliance costs for other types of licenses may vary), as well as the ongoing license fees and incidental costs associated with such registrations;

     3.   the compensation paid by TORS to such
          registered representatives in accordance with compensation schedules, as agreed upon by TORS and the Fund from time to time;

     4. the reasonable fees associated with listing and maintaining shares on the National
          Securities Clearing Corporation's Fund/SERV
          System, on a "pass through" basis, as agreed upon by TORS and the Fund and as reflected in the attached NSCC fee schedule, which may change without notice; and

     5. incidental expenses associated with printing and distribution advertising and sales literature;

     6. fees for legal review of advertisements and sales literature at the rate of $150 per job for the first ten pages of an advertisement and $20 per page thereafter, plus NASD filing fees which are billed on an out of pocket basis;

     7. plus out of pocket expenses including, but not limited to travel expenses and retention of records.

     Dated:  June 15, 1999